Exhibit 10.6
THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.
WARRANT TO PURCHASE COMMON STOCK OF MBI FINANCIAL, INC.
Void after February 13, 2013
     This Warrant is issued to Richard Moss (the “Holder”) by MBI Financial, Inc., a Nevada corporation (the “Company”), on February 13, 2007 (the “Warrant Issue Date”).
          1. Purchase Rights. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to 525000 fully paid and nonassessable shares (the “Shares”) of Common Stock, $ 0.0167 par value per share, of the Company (the “Common Stock”). The number of shares of Common Stock issuable pursuant to this Section 1 shall be subject to adjustment from time to time pursuant to Section 9 hereof.
          2. Exercise Price. The purchase price for the Shares shall be $0.40 per share, subject to adjustment from time to time pursuant to Section 9 hereof (the “Exercise Price”).
          3. Exercise Period. This Warrant shall be exercisable commencing on the Warrant Issue Date and shall expire and be of no further force or effect at 4:30 pm (Dallas time) on February 13, 2013 (the “Expiration Date”).
          4. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by: (a) the surrender of the Warrant, together with a duly executed copy of the form of Notice of Election attached hereto, to the Secretary of the Company at its principal office; and (b) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased by either, at the Holder’s option, (i) certified check or bank draft, (ii) cancellation of principal or interest owed to the Holder by the Company, or (iii) the number of Shares equal to (A) the number of Shares as to which this Warrant is being exercised minus (B) the number of Shares having a Fair Market Value equal to the product of (x) the Exercise Price times (y) the number of Shares as to which this Warrant is being exercised. “Fair Market Value” shall mean (a) if the Shares are then listed or quoted on a national securities exchange, the last reported closing price per Share through such exchange, as applicable, (b) if subclause (a) is not applicable and the Shares are then quoted on the OTC Bulletin Board, the average of the last reported closing bid and ask prices per Share on the OTC Bulletin Board, (c) if neither subclause (a) nor subclause (b) above are applicable and prices for the Shares are reported in the “Pink Sheets” published by the National Quotation Bureau (or a similar organization or entity), the average of the last reported closing bid and ask prices per Share as listed in the Pink Sheets, and (d) if neither subclause (a), (b) nor subclause (c) above is applicable, the value determined by the board of directors of the Company in good faith.
          5. Accredited Investor. On the date hereof, the Holder is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”). Immediately prior to any exercise of this Warrant pursuant to Section 4 hereof, the Holder shall provide the Company with a representation that it is still an “accredited investor” as defined in Rule 501(a) under the Securities Act.

          6. Investment Representation. Unless the Shares are issued to the Holder in a transaction registered under applicable federal and state securities laws, by its execution hereof, the Holder represents and warrants to the Company that all Shares which may be purchased hereunder will be acquired by the Holder for investment purposes for its own account and not with any present intent for resale or distribution in violation of federal or state securities laws. Unless the Shares are issued to the Holder in a transaction registered under the applicable federal and state securities laws, all certificates issued with respect to the Shares shall bear the appropriate restrictive investment legend and shall be held indefinitely, unless they are subsequently registered under the applicable federal and state securities laws or the Holder obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required.
          7. Certificates for Shares. Upon the exercise of the purchase rights evidenced by Section 1 of this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, if applicable), and in any event within ten (10) business days of the delivery of the Notice of Election.
          8. Issuance of Shares. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant under Section 4 hereof, will be duly and validly issued, fully paid and nonassessable.
          9. Anti-dilution Adjustments. The Exercise Price and the number of shares (or amount of other securities or property) purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 9. This Section 9 shall not require an adjustment to the Exercise Price in connection with any dividends paid in cash out of the retained earnings of the Company in the ordinary course of business of the Company or upon any sale of shares of Common Stock for a per share price that is less than the Exercise Price.
               (a) Subdivision or Combination of Stock. If the Company shall effect a stock dividend or stock split or subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such stock dividend, stock split or subdivision shall be proportionately reduced, and conversely, if the Company shall effect a reverse stock split or combine its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such reverse stock split or combination shall be proportionately increased. Upon each adjustment of the Exercise Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.
               (b) Dividends in Common Stock, Other Securities, Property, Reclassifications. If the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,
                    (i) Common Stock or any shares of stock or other securities that are directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution (other than shares of Common Stock issued as a stock dividend, stock split or subdivision, adjustments in respect of which shall be covered by the terms of Section 9(a) hereof),
                    (ii) any cash paid or payable otherwise than as a cash dividend paid out of the retained earnings of the Company in the ordinary course of business (other than a liquidation or dissolution, which shall be covered by the terms of Section 9(d) hereof), or

                    (iii) additional shares of Common Stock or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, reorganization, combination of shares or similar corporate rearrangement (other than shares of Common Stock issued as a stock dividend, stock split or subdivision, adjustments in respect of which shall be covered by the terms of Section 9(a) hereof), then, and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable upon such exercise, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clauses (b) and (c) above) which such Holder would hold on the date of such exercise had such Holder been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property
               (c) Reorganization, Reclassification, Consolidation, Merger or Sale. If any reclassification, recapitalization or reorganization, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other similar transaction, shall be effected in such a way that holders of Common Stock shall be entitled to receive, with respect to or in exchange for their shares of Common Stock, securities or other assets or property (an “Organic Change”) and the Company is the resulting or surviving corporation of such Organic Change, then, as a condition of such Organic Change, provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company purchasable and receivable upon the exercise of this Warrant immediately prior to such Organic Change) such shares of stock, securities or other assets or property as may be issued or payable in connection with such Organic Change with respect to or in exchange for the number of outstanding shares of such Common Stock purchasable and receivable upon the exercise of this Warrant immediately prior to such Organic Change. In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares (or amount of stock, other securities or property) purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, in relation to any shares of stock, securities or property thereafter deliverable upon the exercise hereof. In the event of any Organic Change pursuant to which the Company is not the surviving or resulting corporation, prior to the consummation thereof, the corporation resulting from such Organic Change or the corporation purchasing such assets shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase; provided, however, this Warrant may be canceled by the Company as of the effective date of any such Organic Change pursuant to which the Company is not the surviving or resulting corporation by giving notice to the Holder of the Company’s intent to do so at least fifteen business days prior to the effective date of such Organic Change or record date associated with such Organic Change, whichever is earlier.
               (d) Liquidation or Dissolution. In the event of a proposed dissolution or liquidation of the Company, this Warrant will terminate immediately prior to the consummation of such proposed action, so long as the Company has delivered the notice required by Section 9(h) hereof.
               (e) Certain Events. If any change in the outstanding Common Stock of the Company or any other event occurs as to which the other provisions of this Section 9 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of the Warrant in accordance with such provisions, then the Board of Directors of the Company shall make an adjustment in the number and class of shares or other securities or property available under the Warrant, the Exercise Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder of the Warrant upon exercise for the same aggregate Exercise Price the total number, class and kind of shares or other securities or property as the Holder have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment.
               (f) Carry Over of Adjustments. No adjustment of the Exercise Price shall be made if the amount of such adjustment shall be less than 1% of the Exercise Price in effect immediately prior to the event giving rise to the adjustment, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 1% of the Exercise Price.
               (g) Discretionary Reduction in Exercise Price. The Company may at any time or from time to time reduce the Exercise Price of the Warrant.
               (h) Notice of Adjustment.
                    (i) Immediately upon any adjustment in the number or class of shares or other securities or property subject to this Warrant or of the Exercise Price, the Company shall give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment,
                    (ii) The Company shall give written notice to the Holder at least 10 business days prior to the date on which the Company closes its books or takes a record for determining rights to receive any dividends or distributions,
                    (c) The Company shall give written notice to the Holder at least 15 business days prior to the date on which an Organic Change shall take place, and
                    (d) The Company shall give written notice to the Holder at least 15 business days prior to the effective date of any proposed liquidation or dissolution of the Company.
          10. Shares to be Reserved. The Company will at all times keep available, and reserve out of its authorized shares of Common Stock, solely for the purpose of issue upon the exercise of the Warrant, such number of Shares as shall then be issuable upon the exercise of the Warrant. The Company will take all such actions as are within its power to ensure that all such Shares may be so issued without violation of any applicable law.
          11. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.
          12. No Stockholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. However, nothing in this Section 12 shall limit the right of the Holder to be provided the Notices required under this Warrant. Notwithstanding the foregoing, the Holder shall be deemed a stockholder and shall be entitled to all of the rights of a stockholder with respect to the Shares immediately upon satisfying all of Section 4 hereof.
          13. Participation in Rights Distribution. If at any time, while this Warrant, or any portion thereof, is outstanding and unexpired, the Company shall issue to all holders of its Common Stock rights (“Rights”) entitling the holders thereof to purchase any shares of capital stock, the Company also shall issue to the Holder identical Rights, with such number of Rights to be issued to the Holder being based on the number of shares of Common Stock which Holder would then be entitled to receive if this Warrant had been exercised in full immediately prior to the issuance of Rights. Prior to issuing Rights, the Company shall provide notice to the Holder as set forth in Section 9(h) hereof. In connection with issuing Rights, the Company will take all necessary corporate action to at all times keep available and reserve out of its authorized shares of Common Stock the number of shares of Common Stock issuable upon exercise of the Rights.
          14. Transfers of Warrant. In order for a transferee of this Warrant to receive any of the benefits of such Warrant, the Company must have received notice of such transfer, pursuant to Section 18 hereof, in the form of assignment attached hereto, accompanied by an opinion of counsel, which opinion shall be reasonably acceptable to the Company, that an exemption from registration of this Warrant under the Securities Act and under any applicable state securities law is available.
          15. Replacement. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or, in the case of mutilation, upon surrender of this Warrant, the Company will issue to the Holder a replacement warrant (containing the same terms and conditions as this Warrant).
          16. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder hereof and their respective successors and permitted assigns as set forth in Section 14 hereof.
          17. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder.
          18. Notices. All notices required under this Warrant shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile; (iii) one business day after being sent, when sent by professional overnight courier service, or (iv) five days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing). Notices to the Holder shall be sent to the address of the Holder on the books of the Company (or at such other place as the Holder shall notify the Company hereof in writing).
          19. Captions. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.
          20. Governing Law. This Warrant shall be governed by the laws of the State of Texas.
Remainder of Page Intentionally Left Blank.
Signature Page(s) to Follow.

     IN WITNESS WHEREOF, MBI Financial, Inc. caused this Warrant to be executed by an officer thereunto duly authorized.

MBI FINANCIAL, INC.

By:

Name:

Title:

Agreed to and Acknowledged by:

[____________________]

By:	/s/ James R. Barrows, P.O.A. for related moss

Name:	James R. Barrows
Title:	Power of Attorney

FORM OF ELECTION TO EXERCISE
     The undersigned hereby irrevocably elects to exercise the number of Warrants of MBI FINANCIAL, INC. set out below for the number of Shares (or other property or securities subject thereto) as set forth below:

(a) Number of Shares to be Acquired:

(b) Exercise Price per Share:

(c) Aggregate Purchase Price [(a) multiplied by (b)]:

and hereby tenders a certified check, bank draft or cash for such aggregate purchase price, and directs such Shares to be registered and a certificate therefore to be issued as directed below.
          DATED this ___day of ___, ___.
Per:

Direction as to Registration
Name of Registered Holder:
Address of Registered Holder:

FORM OF ASSIGNMENT
(To be executed by the registered holder if such holder
desires to transfer the Warrant.)
     FOR VALUE RECEIVED                                            hereby sells, assigns and transfers unto                                          .
(Please print name and address of transferee)
this Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___Attorney, to transfer the within Warrant on the books of the within-named Company, with full power of substitution.
Dated: __________________, _____

Signature
(Signature must conform in all respect to name of
holder as specified on the face of the Warrant.)

(Insert Social Security or Other Identifying
Number of Holder)